                                                                   EXHIBIT 10.57
================================================================================








                              INVESTMENT AGREEMENT

                                  by and among

                                US Order, Inc.,
                                WorldCorp., Inc.
                                      and
                                 VeriFone, Inc.



                               December 21, 1993




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

                               TABLE OF CONTENTS


                                                                     Page
1.   Investment and Exchange.......................................... 1.
     1.1  Purchase.................................................... 1.
     1.2  No Security Interest or Waiver.............................. 2.
     1.3  Any Interest of WorldCorp................................... 2.
     1.4  Other Investments at First Closing.......................... 2.

2.   License Agreement................................................ 3.

3.   Board Observer Rights............................................ 3.

4.   Right of First Refusal With Respect to Future Products........... 4.

5.   Recurring Revenue Opportunities.................................. 4.

6.   US Order Indebtedness to WorldCorp............................... 4.

7.   Miscellaneous.................................................... 5.
     7.1  Governing Law............................................... 5.
     7.2  Successors and Assigns...................................... 5.
     7.3  Entire Agreement; Amendment; Waiver......................... 5.
     7.4  Notices, Etc................................................ 5.
     7.5  Delays or Omissions......................................... 6.
     7.6  Rights; Separability........................................ 6.
     7.7  Titles and Subtitles........................................ 6.
     7.8  Counterparts................................................ 6.

                              INVESTMENT AGREEMENT


     This Agreement is made this 21st day of December 1993, by and among VeriFone, Inc., a Delaware corporation ("VeriFone"), US Order, Inc., a Delaware corporation ("US Order") and WorldCorp, Inc., a Delaware corporation ("WorldCorp").

     Whereas, US Order has requested that VeriFone exchange certain rights to payments from US Order for accounts receivable of VeriFone from US Order and for amounts payable to VeriFone by US Order pursuant to the Purchase Agreement between VeriFone and US Order dated as of September 17, 1992 (the "OEM Agreement") and the Letter Agreement between VeriFone and US Order dated October 25, 1991 (the "OEM Letter Agreement"), and VeriFone desires to exchange such rights, for Series C Preferred Stock of US Order and the additional consideration specified herein;

     Whereas, WorldCorp, the majority stockholder of US Order, has a potential financial interest in certain of the amounts payable by US Order to VeriFone pursuant to the OEM Agreement and desires VeriFone to be able to exchange the rights to such payments with US Order pursuant to this Agreement;

     Now, Therefore, in consideration of the premises and the mutual representations and covenants hereafter set forth, the parties hereto hereby agree as follows:

1.   Investment and Exchange

     1.1  Purchase.

          VeriFone and US Order agree that, pursuant to the Stock Purchase Agreement between VeriFone and US Order dated the date hereof and executed by them concurrently with the execution of this Agreement (the "Stock Purchase Agreement"), and subject to the terms and conditions thereof, VeriFone will purchase 465,180 shares of Series C Preferred Stock of US Order and will receive the license to intellectual property of US Order in the License Agreement between US Order as Licensor and VeriFone as Licensee dated the date hereof and executed by them concurrently with the execution of this Agreement (the "License Agreement"), for which VeriFone will pay by:

          (a) forgiveness and cancellation of indebtedness from US Order to VeriFone in the aggregate amount of $1,612,360, representing all of VeriFone's accounts receivable from US Order under the OEM Agreement and the OEM Letter Agreement on December 20, 1993, with respect to products sold by VeriFone to US Order thereunder (the "12/20/93 ARs"); and

                                       1.

          (b) forgiveness and cancellation of all royalties, transaction fees and monthly payments owed or to be owed by US Order to VeriFone under the OEM Agreement and OEM Letter Agreement with respect to products sold by VeriFone to US Order thereunder, in the aggregate amount of an estimated $1,704,374 (the "Additional Payments").

     1.2  No Security Interest or Waiver.

          (a) VeriFone hereby represents and warrants to US Order that: (i) it has full right, title and authority (except for any interest of WorldCorp referred to in subsection 1.3 below) to exchange the 12/20/93 ARs and the Additional Payments for the Series C Preferred Stock and rights under the License Agreement, as provided herein; and (ii) it has granted no security interest in the 12/20/93 ARs or the Additional Payments, or that, if it has granted any such security interest, it has so informed US Order in writing and will, prior to the First Closing, as defined in the Stock Purchase Agreement (the "First Closing"), obtain a written release of such security interest from the holder(s) thereof.

          (b) VeriFone hereby agrees to indemnify and hold US Order harmless against any claims, demands, causes of action or damages, including reasonable attorneys' fees, by reason of its breach hereof.

     1.3  Any Interest of WorldCorp.

          (a) WorldCorp hereby waives and releases to VeriFone any interest it may have in the 12/20/93 ARs or the Additional Payments, by reason of the OEM Agreement or otherwise.

          (b) WorldCorp hereby represents and warrants to VeriFone and US Order that:

               (i) it has full right, title and authority to waive and release any interest it may have in the 12/20/93 ARs or the Additional Payments to VeriFone; and

               (ii) it has granted no security interest in any such interest it may have, or that, if it has granted any such security interest, it has so informed VeriFone and US Order in writing and will, prior to the First Closing, obtain a written release of such security interest from the holder(s) thereof.

          (c) WorldCorp hereby agrees to indemnify and hold VeriFone and US Order harmless against any claims, demands, causes of action or damages, including reasonable attorneys' fees, by reason of its breach hereof.

     1.4  Other Investments at First Closing.

          US Order agrees that it will not hold the First Closing unless, in addition to VeriFone's investment pursuant to subsection 1.1 hereof:

                                       2.

          (a) Knight-Ridder, Inc. ("Knight-Ridder") purchases 841,515 shares of Series C Preferred Stock for an aggregate consideration of $3,500,000 in cash and $2,500,000 in advertising credits, as specified in Section 6 of the Investment Agreement between US Order and Knight-Ridder dated December 21, 1993, a true and complete copy of which has previously been delivered to VeriFone's counsel, and the Subscription Agreement between US Order and Knight-Ridder dated December 21, 1993, a true and complete copy of which has previously been delivered to VeriFone's counsel;

          (b) WorldCorp purchases 236,083 shares of Series C Preferred Stock for $1,683,272 in cash pursuant to the Subscription Agreement between US Order and WorldCorp dated December 21, 1993, a true and complete copy of which has previously been delivered to VeriFone's counsel; and

          (c) No more than two (2) other investors purchase 140,253 shares of Series C Preferred Stock for an aggregate of $1,000,000 in cash pursuant to Subscription Agreements between US Order and such investors dated December 21 and December 21, 1993, true and complete copies of which have previously been delivered to VeriFone's counsel.

          (d) There are no agreements relating directly or indirectly to the purchase of Series C Preferred Stock, other than those referred to in the Stock Purchase Agreement and in this Section 1.

2.   License Agreement

     VeriFone and US Order agree to execute the License Agreement concurrently with the execution of this Agreement and the First Closing.

3.   Board Observer Rights

     VeriFone shall have the right, so long as it holds at least 100,000 shares of Series C Preferred Stock or an equivalent number of shares of Common Stock into which Series C Preferred Stock has been converted, to appoint from time to time a representative (with an alternate) to attend all meetings of the Board of Directors of US Order, and all committees thereof, whether held in person or by telephone, in a nonvoting observer capacity; to receive notice of all such meetings and to receive any written consents circulated for signature by directors; and to receive all information provided to the Board of Directors and any committee thereof, all on the same basis as if such representative were a director; provided, however:

          (a) US Order reserves the right to exclude the VeriFone representative from the portion of any meeting (and to withhold any specifically related information) which covers any matter between US Order and VeriFone; and

          (b) VeriFone shall hold in confidence and trust the information received in connection with its Board observer rights to the same extent as any director of US Order, by reason of his or her fiduciary duties to US Order, would be required to do so.

                                       3.

4.   Right of First Refusal With Respect to Future Products

     US Order hereby agrees that, with respect to any application developed by or for US Order that requires a terminal or other hardware in addition to, or in lieu of, PhonePlus (such terminal or other hardware, plus any firmware or software therefor requested by US Order, being referred to as a "Future Product" herein), VeriFone shall have a right of first refusal to develop (at VeriFone's expense) and supply US Order on an exclusive basis with such Future Product. Upon US Order's commitment to commercial development of any such application, US Order will give VeriFone written notice of its need for any Future Product with respect thereto, including all related requirements and specifications. If VeriFone proposes to develop such Future Product and to sell it to US Order on terms that meet US Order's requirements as to price, features, quality, delivery and support, US Order shall enter into a mutually satisfactory OEM purchase agreement with VeriFone so that VeriFone may develop and produce the Future Product and sell it to US Order. If VeriFone proposes to commercially develop and produce the Future Product, but US Order determines that VeriFone has not met its requirements and specifications, US Order shall be free to obtain the Future Product elsewhere, but not on requirements or specifications more favorable to the proposed producer thereof than those utilized with respect to VeriFone. Once VeriFone has obtained the exclusive right to commercially develop and produce a Future Product and sell it to US Order hereunder, VeriFone agrees to use reasonable efforts to reduce the cost of the Future Product, so that VeriFone will be in a position to reduce the prices it charges US Order for purchases of the Future Product.

5.   Recurring Revenue Opportunities

     US Order agrees to meet with representatives of VeriFone and explore mutually acceptable ways in which VeriFone could sell VeriFone products or provide services to US Order, US Order's customers and/or the providers of services on US Order's systems on a basis that provides VeriFone with revenue on a periodic, per unit, per transaction, per occurrence or other recurring basis. US Order and VeriFone will use their best efforts to reach agreement on potential opportunities as soon as reasonably practical.

6.   US Order Indebtedness to WorldCorp

     (a) US Order and WorldCorp hereby represent and warrant to VeriFone that the only indebtedness outstanding from US Order to WorldCorp, other than (i) not more than $1,000,000 in demand indebtedness incurred by US Order as bridge financing until the First Closing can be completed, which bridge financing will be repaid out of the proceeds of the sale of Series C Preferred Stock at the First Closing and (ii) not more than $300,000 through intercompany accounts, is $3,500,000 in aggregate principal amount under that certain Increasing Rate Note dated May 1, 1993, in the original principal amount of $4,500,000 (the "Note"), issued pursuant to that certain Loan Agreement between WorldCorp and US Order dated as of May 1, 1993 (the "Loan Agreement"), together with interest accrued but unpaid on the Note in the amount of $4,396,078 as of December 20, 1993.

                                       4.

     (b) US Order and WorldCorp further represent and warrant to VeriFone that as of completion of the First Closing, either: (i) any breach or default existing with respect to the Note and the Loan Agreement will have been permanently cured; or (ii) the Note and Loan Agreement shall have been amended, in form and substance satisfactory to VeriFone and its counsel, so that any such breach or default has been permanently waived, in either event such that the original due date of December 31, 1995 for the principal amount of indebtedness under the Note has been fully restored.

     (c) US Order and WorldCorp hereby agree to amend the Note and the Loan Agreement, in form and substance satisfactory to VeriFone and its counsel, so that the Note shall not become due, and in no event shall US Order be required to repay, nor shall US Order repay, any of the $3,500,000 in principal amount outstanding under the Note (i) unless and until US Order has completed, after the First Closing, sales of its Preferred Stock on a parity with or junior to the Series C Preferred Stock (including sales of additional shares of Series C Preferred Stock) or its Common Stock equaling or exceeding the sum of $8,000,000 plus the amount of any such principal to be repaid; or (ii) if such repayment would constitute an act of bankruptcy on US Order's part or is likely to give rise, within three months of such repayment, to a petition of bankruptcy being filed by, for or against US Order.

7.   Miscellaneous

     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     7.2 Successors and Assigns. The rights of VeriFone under Sections 3, 4 and 5 hereof may only be assigned to a directly or indirectly wholly owned subsidiary of VeriFone, or to an entity merging with or acquiring VeriFone or substantially all of VeriFone's assets, without the prior written consent of US Order. No other assignment of such rights by VeriFone may be made without the prior written consent of US Order, which consent will not be unreasonably withheld. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Agreement may not be amended, waived, discharged or terminated, except by a written instrument signed by US Order and VeriFone (and, as to subsection 1.3 and Section 6, WorldCorp).

     7.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed to the party to be notified at the address or facsimile number on the signature page hereto, or to such other address or facsimile number as such party shall have furnished to the

                                       5.

notifying party in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default by another party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     7.6 Rights; Separability. Unless otherwise expressly provided herein, a party's rights hereunder are several rights, not rights jointly held with any of the other parties. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                       6.

     In Witness Whereof, the parties hereto have executed this Investment Agreement effective as of the day and year first above written.


U.S. Order, Inc.                      VeriFone, Inc.:



By: /s/ D. Fraser Bullock             By: /s/ Thomas W. Hubbs
   ----------------------------          -----------------------------------
          D. Fraser Bullock                      Thomas W. Hubbs
          President                              Chief Financial Officer

Address:  13873 Park Center Road      Address:  Three Lagoon Drive, Suite 400
          Suite 230                             Redwood City, CA 94065
          Herndon, VA  22071

     Facsimile No.: (703) 834-9668    Facsimile No.: (415) 598-5676



                                      WorldCorp, Inc.:



                                      By:
                                         -------------------------------------
                                              A. Scott Andrews
                                              Chief Financial Officer

                                      Address:  13873 Park Center Road
                                                Suite 490
                                                Herndon, VA 22071

                                      Facsimile No.: (703) 834-9668